                                  EXHIBIT 10

                   1988 RESTRICTED STOCK INCENTIVE PLAN



1.  Establishment of Plan

       Thomas & Betts Corporation (the "Corporation") hereby adopts the 1988 Restricted Stock Incentive Plan (the "Plan") for key employees of the Corporation and its affiliates who have been identified as having a responsibility for the long-term growth and success of the Corporation. (As used in this Plan the term "affiliate" means every entity - such as a corporation, subsidiary, partnership or joint venture -- in which the Corporation has an ownership interest of 25% or more.)

2.  Purpose

       The purpose of the Plan is to promote the long-term growth and success of the Corporation by (i) attracting and retaining key employees possessing outstanding ability; (ii) motivating key employees to achieve long-term growth goals; (iii) providing key employees with an incentive compensation opportunity which is competitive with those of other major corporations; and (iv) furthering the identity of interests of participating key employees with those of the Corporation's shareholders by increasing their ownership of the Corporation's Common Stock. The Plan accomplishes these objectives by providing for the issue of restricted Common Stock of the Corporation in accordance with the terms and conditions set forth below ("Restricted Stock").

3.  Restricted Stock Awards Under the Plan

       "Restricted Stock Awards" under the Plan are awards of shares of Common Stock, par value $.50 per share, of the Corporation (the "Common Stock"), which shares shall be subject to the terms, conditions and restrictions described in the Plan and in the instruments evidencing such awards.

       There may be annually awarded under the Plan any amount up to fifteen one-hundreds of one percent (0.15%) of the total outstanding shares of the Corporation's Common Stock as of the first day of each calendar year this Plan is in effect, subject to adjustment as provided in Section 7 hereof. Shares of Common Stock so awarded may be either authorized but unissued shares, reacquired shares, or both. Any shares of Common Stock forfeited to the Corporation pursuant to the terms of the Plan on or before April 1, 1993, may again be awarded under the Plan. All shares available in any year not awarded under the Plan shall be available for awards in subsequent years.

       In the event the Corporation acquires another business entity (whether a corporation, partnership, proprietorship or otherwise) any and all of the Corporation's Common Stock covered by or issued as a result of the assumption or substitution of outstanding grants of the acquired entity, or issued as a consequence of an acquisition, shall not be deemed to have been issued under the Plan and shall not be subtracted from the amount of shares available for grant under the Plan.

4.  Administration of the Plan

       The Plan shall be administered by a committee (the "Committee") of at least three persons, all of whom shall be directors of the Corporation and shall be appointed by, and serve at the pleasure of, the Corporation's Board of Directors ("Board"). No director shall serve as a member of the Committee if such director is eligible for selection as a person to whom Restricted Stock Awards may be granted under the Plan. Vacancies occurring on the Committee shall be filled by the Board.

       A majority of the Committee shall constitute a quorum thereof and the actions of a majority of the Committee shall be the actions of the Committee. The Committee shall report its actions to the Board.

       Except as hereinafter provided, the Committee shall have full and final authority binding upon all who have an interest in the Plan to establish, interpret, amend and rescind appropriate rules and regulations relating to the Plan and to take all such steps and make all such determinations in connection with the Plan and the Restricted Stock awarded thereunder as it may deem necessary or advisable.

       The Committee shall have the power to determine (a) whether Restricted Stock Awards are to be made, (b) the basis for making and determining the number of Restricted Stock Awards, (c) the number of shares of Common Stock to be covered by each Restricted Stock Award,
    (d) the time or times when Restricted Stock Awards will be made, (e) the persons to whom Restricted Stock Awards will be made, and (f) to impose such terms, conditions and restrictions ("Restrictions") upon the Restricted Stock Awards as it, in its discretion, deems advisable and appropriate.

       The Committee may also, in its sole discretion permit participants to defer the time at which such participants may dispose all or part of their Restricted Stock in accordance with such terms and conditions as the Committee deems advisable and appropriate.

       In addition, the Committee may deduct from all payments and distributions under the Plan any taxes required to be withheld by it under federal, state or local law. In its sole discretion, the Committee may award any grant, in whole or in part, in cash for the specific and limited purpose of allowing participants to satisfy any such federal, state or local tax obligation.

       All costs and expenses, direct and indirect, involved in connection with the administration of the Plan shall be borne by the Corporation. The Committee may employ attorneys, consultants, accountants, or other persons. The Committee, the Corporation, and its officers and directors shall be entitled to rely upon the advice, opinions or valuations of any such persons. All actions taken and all interpretations and determinations made by the Committee in good faith shall be final and binding upon all employees who are recipients of Restricted Stock Awards, the Corporation and all other interested persons.

5.  Participation

       Restricted Stock Awards under the Plan may be granted only to key employees of the Corporation or its affiliates who, in the judgment of the Committee, are responsible for the long-term growth and success of the Corporation. Restricted Stock Awards may be made to the same person on more than one occasion.

       No member of the Board who is not an employee of the Corporation or of an affiliate of the Corporation and no member of the Committee shall be eligible to receive a Restricted Stock Award. The Committee shall have the authority, if it deems it appropriate, at any time to remove any or all Restrictions it has imposed upon shares of Restricted Stock, other than those restrictions required by law.

       As a condition to any award under the Plan, each recipient of a Restricted Stock Award shall execute a written agreement in form and substance satisfactory to the Committee agreeing not to dispose of Restricted Stock in contravention of the three-year or longer limitation period on disposal or contrary to any other Restriction imposed upon the Restricted Stock Award by the Committee pursuant to
    Section 6. Certificates for shares of Common Stock delivered pursuant to such Restricted Stock Awards shall bear an appropriate legend evidencing such limitation on disposal and other Restrictions.

6.  Terms and Conditions of Restricted Stock Awards

       No shares of Restricted Stock awarded under the Plan or shares derived therefrom (including any shares issued to the holders of awarded shares by reason of stock dividends, stock splits, recapitalizations, combinations, exchange of shares, reorganizations, mergers, consolidations or any other form of recapitalization) shall be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of during the three year or longer limitations on disposal period placed upon such shares of Restricted Stock. The Committee shall have the authority to place whatever additional Restrictions it deems appropriate on the shares awarded pursuant to this Plan.

7.  Adjustments

       The number of shares of Common Stock of the Corporation reserved for awards under the Plan shall be subject to adjustment by the Committee to reflect any stock split, stock dividend, recapitalization, merger, consolidation, reorganization, combination or exchange of shares or other similar event. All determinations made by the Committee with respect to adjustments under this Section 7 shall be conclusive and binding for all purposes of the Plan.

8.  Conditions of Forfeiture

       If the employment of a recipient of an award is terminated for any reason, other than that set forth in the following paragraph, before the shares of such award have been released from restrictions, such shares shall be forfeited to the Corporation unless the Committee shall determine in a particular case that such forfeiture would not be in the best interest of the Corporation.

       If the employment of a recipient of a Restricted Stock Award is terminated for any reason by the Corporation at a time subsequent to a Change of Control of the Corporation, the awards shall become immediately vested and non-forfeitable. A "Change of Control" shall mean a change of control of a nature that would be required to be reported in response to Item 1 (a) of the Current Report on Form 8-K, as in effect on August 15, 1987, pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"); provided that, without limitation, such a "Change of Control" shall be deemed to have occurred if: (i) a third person, including a "group" as such term is used in Section 13(d)(3) of the Exchange Act, becomes the beneficial owner, directly or indirectly, of 25% or more of the combined voting power of the Corporation's outstanding voting securities ordinarily having the right to vote for the election of directors of the Corporation; or (ii) individuals who, as of the date hereof, constitute the Board of Directors of the Corporation (the "Board" generally and as of the date hereof the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to August 15, 1987 whose election, or nomination for election by the Corporation's shareholders, was approved by a vote of at least three-quarters of the directors comprising the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the Directors of the Corporation, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange
    Act) shall be, for purposes of this Plan, considered as though such person were a member of the Incumbent Board.

9.  Compliance with Law and Other Conditions

       If the shares of Common Stock that have been awarded to a recipient pursuant to the terms of the Plan are not registered under the Securities Act of 1933, as amended, such recipient shall be required to represent and agree in writing (i) that any shares of Common Stock acquired by such recipient pursuant to the Plan will not be sold except pursuant to an effective registration statement under the Securities Act of 1933, as amended, or pursuant to an exemption from registration under said Act, and (ii) that such recipient is acquiring such shares of Common Stock for his or her own account and not with a view to the distribution thereof.

10. Amendment

       The Plan may be amended at any time and from time to time by the Board but no amendment which increases the aggregate number of shares of Common Stock which may be awarded pursuant to the Plan or which changes the eligibility requirements for recipients under the Plan or which extends the period during which Restricted Stock Awards may be granted under the Plan shall be effective unless and until the same is approved by the shareholders of the Corporation.

11. Termination or Suspension

       The Board may at any time suspend or terminate the Plan. No Restricted Stock Awards may be granted during any suspension of the Plan or after the Plan has terminated.

       The Plan shall terminate upon the earlier of the following dates:


       (a) the date of termination specified in a resolution of the Board, or

       (b)  April 1, 1993.

       After the Plan has terminated, the function of the Committee will be limited to supervising the administration of Restricted Stock Awards previously granted.

12. Miscellaneous Provisions

    (a) Nothing in the Plan shall be construed to give any employee of the Corporation or of its affiliates any right to receive a Restricted Stock Award under the Plan.
    (b) Any shares of Common Stock of the Corporation received by a recipient as a stock dividend, or as a result of stock splits, recapitalizations, combinations, exchanges of shares, reorganizations, mergers, consolidations or otherwise which are derived directly or indirectly from shares of Common Stock received pursuant to a Restricted Stock Award shall have the same status, be subject to the same agreements, and shall bear the same legend as the shares received pursuant to the Restricted Stock Award.

    (c) Nothing in the Plan or in the instrument evidencing the grant of Restricted Stock Award shall in any manner be construed to limit in any way the right of the Corporation or of a subsidiary to terminate an employee's employment at any time, nor is anything contained in this Plan or in the instrument evidencing the grant of the Restricted Stock Award to be construed as giving the recipient the right to continued employment.

    (d) No Restricted Stock Award shall be subject to alienation, sale, assignment, pledge, encumbrance or charge and any attempt to anticipate, alienate, sell, assign, pledge, encumber or charge the same shall be void. No right or benefit hereunder shall in any manner be liable for or subject to the debts, contracts, liabilities or torts of the person entitled to such benefit.

    (e) No amendment, suspension or termination of the Plan shall impair the rights of any recipient, without his or her consent, in any Restricted Stock previously awarded pursuant to the Plan.

    (f) This Plan and all actions taken under it shall be governed as to construction and administration by the laws of the State of New Jersey.

    (g) The adoption of this Plan will not affect any other compensation, incentive plan, or other benefit in effect for any employee of the Corporation or of any affiliate.

13. Shareholder Approval

       The Plan shall become effective upon approval thereof by the holders of a majority of the shares of Common Stock of the Corporation voted at a meeting of shareholders.

                          THOMAS & BETTS CORPORATION

                     1993 MANAGEMENT STOCK OWNERSHIP PLAN



1.  Purpose

    The purpose of the Thomas & Betts Corporation 1993 Management Stock Ownership Plan (the "Plan") is to promote the long-term success of Thomas & Betts Corporation (the "Corporation") by providing its officers and selected employees with incentives for continued service with the Corporation, its subsidiaries and affiliates. Both by encouraging such officers and employees to become owners of the capital stock of the Corporation through stock options and by providing actual ownership through share awards, the Plan promotes participants' identification with the Corporation's shareholders. The Corporation believes the Plan will assist in attracting and retaining in its employ outstanding people with the training, experience and ability to lead the Corporation.

2.  Term

    The Plan shall be effective as of May 5, 1993 and shall remain in effect until terminated by the Corporation's Board of Directors (the "Board"). After termination of the Plan, no future awards may be granted, but previously granted awards shall remain outstanding in accordance with their applicable terms and conditions and the terms and conditions of the Plan.

3.  Plan Administration

    A committee appointed by the Board (the "Committee") shall be responsible for administering the Plan. The Committee shall be comprised of three or more members of the Board who qualify under Rule 16b-3 of the Securities and Exchange Act of 1934 (the "1934 Act"), or any successor rule, to administer this Plan. The Committee shall have full and exclusive power to interpret the Plan and to adopt such rules, regulation and guidelines for carrying out the Plan as it may deem necessary or proper, all of which power shall be exercised in the best interests of the Corporation and in keeping with the objectives of the Plan. These powers include, but are not limited to, selecting award recipients, establishing terms and conditions of awards, and adopting modifications, amendments, procedures, sub-plans and the like as are necessary to comply with the laws and regulations of other countries in which the Corporation operates in order to assure the viability of awards granted under the Plan to participants employed in such other countries. Except for the power to amend this Plan as provided in Section 13, the Committee may delegate to the Chief Executive Officer and/or to other senior officers of the Corporation its duties under the Plan pursuant to such conditions or limitations as the Committee may establish, except that only the Committee may make any awards to or determinations regarding grants to employees who are subject to Section 16 of the 1934 Act.

4.  Eligibility

    Any employee of the Corporation, including any entity that is directly or indirectly controlled by the Corporation or any entity in which the Corporation has a significant equity interest, as determined by the Committee, shall be eligible to receive one or more awards under the Plan.
5.  Shares of Common Stock Subject to the Plan

    a) For each calendar year, up to one and one-quarter percent (1 1/4%) of the issued and outstanding common stock of the Corporation, par value $.50 per share, (the "Common Stock") as of the first day of such year shall be available for issuance as grants or awards under the Plan. In addition, the aggregate number of (a) any shares of Common Stock which as of the effective date of the Plan are reserved for issuance under the 1990 Stock Option Plan (the "Prior Plan") and which are not thereafter issued; (b) any shares available for issuance under this Plan in previous years but not actually issued; and (c) any shares which have been exchanged by a participant as full or partial payment to the Corporation in connection with any award under this Plan, shall be available for issuance under this Plan.

    b) In no event, however, except as subject to adjustment as provided in Section 6, shall more than 1,500,000 (one million, five hundred thousand) shares of Common Stock be cumulatively available for issuance pursuant to the exercise of incentive stock options awarded under the Plan.

    c) Each share awarded pursuant to Section 7(c) will be counted as two shares for purposes of determining the number of shares available for issuance as grants or awards in any calendar year.

    d) In instances where a stock appreciation right ("SAR") or other award is settled in cash or any form other than shares, then the shares covered by these settlements shall not be deemed issued and shall remain available for issuance under the Plan.
       Further, the payment of cash dividends and dividend equivalents in conjunction with outstanding awards shall not be counted against the shares available for issuance. Any shares that are issued by the Corporation, and any awards that are granted by, or become obligations of, the Corporation through the assumption by the Corporation or an affiliate of, or in substitution for, outstanding awards previously granted by an acquired company shall not, except in the case of awards granted to employees who are subject to Section 16 of the 1934 Act, be counted against the shares available for issuance under the Plan.

    e) Any shares issued under the Plan may consist in whole or in part of authorized and unissued shares or of treasury shares, and no fractional shares shall be issued under the Plan. Cash may be paid in lieu of any fractional shares in settlements of awards under the Plan.

6.  Adjustments and Reorganizations

    In the event of any stock dividend, stock split, combination or exchange of shares, merger, consolidation, spin-off or other distribution (other than normal cash dividends) of Corporation assets to shareholders, or any other change affecting shares, such proportionate adjustments, if any, as the Committee in its discretion may deem appropriate to reflect such change shall be made with respect to (i) the aggregate number of shares that may be issued under the Plan; (ii) each outstanding award made under the Plan; and (iii) the price per share for any outstanding stock options, SARs and stock awards under the Plan.

    In the event that the Corporation undergoes a change of control (as defined below), or is not the surviving company in a merger, consolidation or amalgamation with another company, or in the event of a liquidation or reorganization of the Corporation, and in the absence of the surviving corporation's assumption of outstanding awards made under this Plan, the Committee, as constituted before such change of control, in its sole discretion, may provide for appropriate adjustments and settlements of such awards either at the time of award or at a subsequent date.

    For purposes of this Plan, a "change of control" of the Corporation shall mean a change of control of a nature that would be required to be reported in response to Item 1(a) of the Current Report on Form 8-K, as in effect on the date hereof, pursuant to Section 13 or 15(d) of the 1934 Act; provided that, without limitation, such a "change of control" shall be deemed to have occurred if: (i) a third person, including a "group" as such term is used in Section 13(d)(3) of the 1934 Act, becomes the beneficial owner, directly or indirectly, of 25% or more of the combined voting power of the Corporation's outstanding voting securities ordinarily having the right to vote for the election of directors of the Corporation; or (ii) individuals who, as of the date hereof, constitute the Board of Directors of the Corporation (the "Board" generally and as of the date hereof the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the date hereof whose election, or nomination for election by the Corporation's shareholders, was approved by a vote of at least three-quarters of the directors comprising the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of the Corporation, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the 1934 Act) shall be, for purposes of this Plan, considered as though such person were a member of the Incumbent Board.

7.  Awards

    The Committee shall determine the type or types of award(s) to be granted to each participant. Awards may be granted singly, in combination or in tandem. Awards may also be made in combination or in tandem with, in replacement of, as alternatives, or in payment for grants or rights under any other employee or compensation plan of the Corporation, including the plan of any acquired entity.

    (a) Stock Option -- This is an award consisting of a right to purchase a specified number of shares of Common Stock during a specified period as determined by the Committee. The purchase price of each option shall be not less than 100% of Fair Market Value on the date of grant, except that, in the case of a stock option granted retroactively in tandem with or in substitution for another award, the exercise or designated price may be no lower than the Fair Market Value on the date such other award was granted. A stock option may be in the form of an ISO which, in addition to being subject to applicable terms, conditions, and limitations established by the Committee, complies with
            Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). The price at which shares of Common Stock may be purchased under a stock option shall be paid in full at the time of the exercise in cash or such other method as provided by the Committee at the time of grant, including tendering Common Stock, surrendering a stock award valued at Fair Market Value on the date of surrender, surrendering a cash award, or any combination thereof. If the option price is paid by tendering Common Stock acquired under an ISO, such Common Stock shall have been owned by the optionee for at least one year prior to such payment. The Committee may grant stock options that provide for the award of a new option when the exercise price has been paid by tendering shares of Common Stock, such new option to be for the number of shares tendered, with the exercise price set at the Fair Market Value on the date of option exercise.

    (b) Stock Appreciation Right -- This is an award consisting of a right to receive a payment in cash and/or Common Stock equal to the excess of the Fair Market Value of a specified number of shares of Common Stock on the date the SAR is exercised over the Fair Market Value of such shares on the date of grant as set forth in the applicable award agreement except that, in the case of an SAR granted retroactively in tandem with or in substitution for another award, the exercise or designated price may be no lower than the Fair Market Value of the Common Stock on the date such other award was granted.

    (c) Stock Award -- This is an award made in stock or denominated in units of stock. All or part of any stock award may be subject to conditions and restrictions established by the Committee and set forth in the award agreement, which may include, but are not limited to, continuous service with the Corporation, achievement of specific business objectives, and other measurements of individual, business unit or Corporation performance.

8.  Dividends and Dividend Equivalents

    The Committee may provide that awards under the Plan earn dividends or dividend equivalents. Such dividends or dividend equivalents may be paid currently or may be credited to a participant's account. Any crediting of dividends or dividend equivalents shall be subject to such restrictions and conditions as the Committee may establish, including reinvestment in additional shares or share equivalents.

9.  Deferrals and Settlements

    Payment of awards may be in the form of cash, stock, other awards, or in combinations thereof as the Committee shall determine, and with such restrictions as it may impose. The Committee may require, or permit participants to elect, that the issuance of shares or the settlement of cash awards be deferred under such rules and procedures as it may establish. It may also provide that deferred settlements include the payment or crediting of interest on the deferred amounts or the payment or crediting of dividend equivalents on deferred settlements denominated in shares.

10. Fair Market Value

    "Fair Market Value" for all purposes under the Plan shall mean the average of the high and low prices of Common Stock as reported on the composite tape for securities listed on the New York Stock Exchange for the date in question, or if no sales of Common Stock were made on said Exchange on that date, the average of the high and low prices of Common Stock as reported on said composite tape for the preceding day on which sales of Common Stock were made on said Exchange.

11. Transferability and Exercisability

    All awards under the Plan shall be nontransferable and shall not be assignable, alienable, saleable or otherwise transferable by the participant other than by will or the laws of descent and distribution, or pursuant to a qualified domestic relations order (as defined by the Code), unless otherwise determined by the Committee.


12. Award Agreements

    Awards under the Plan shall be evidenced by agreements that set forth the terms, conditions and limitations for each award which may include the term of an award (except that in no event shall the term of any ISO exceed a period of ten years from the date of its grant), the provisions applicable in the event the participant's employment terminates, and the Corporation's authority to unilaterally or bilaterally amend, modify, suspend, cancel or rescind any award. The Committee need not require the execution of any such agreement by the recipient, in which case the delivery of the award to the respective participant will constitute the participant's acceptance and agreement to the terms of the award.

13. Plan Amendment

    The Committee may amend the Plan as it deems necessary or appropriate to better achieve the purpose of the Plan, except that no such amendment shall be made without the approval of the Corporation's shareholders that would increase the number of shares available for issuance in accordance with Sections 5 and 6 of the Plan or otherwise cause the Plan not to comply with Rule 16b-3 or any successor rule under the 1934 Act, or any other legal requirement.

14. Tax Withholding

    The Corporation shall have the right to deduct from any settlement of an award made under the Plan, including the delivery or vesting of shares, a sufficient amount to cover withholding of any federal, state or local taxes required by law, or to take such other action as may be necessary to satisfy any such withholding obligations. The Committee may permit a recipient of an award to tender shares of Common Stock to the Corporation to be used to satisfy required tax withholding, and such Common Stock shall be valued at the Fair Market Value as of the settlement date of the applicable award.

15. Other Corporation Benefit and Compensation Programs

    Unless otherwise specifically determined by the Committee, settlements of awards received by participants under the Plan shall not be deemed a part of a participant's regular, recurring compensation for purposes of calculating payments or benefits from any Corporation benefit plan or severance program or the severance pay law of any country.
    Further, the Corporation may adopt other compensation programs, plans or arrangements as it deems appropriate or necessary.

16. Unfunded Plan

    Unless otherwise determined by the Committee, the Plan shall be unfunded and shall not create (or be construed to create) a trust or a separate fund or funds. The Plan shall not establish any fiduciary relationship between the Corporation and any participant or other person. To the extent any person holds any rights by virtue of a grant awarded under the Plan, such right (unless otherwise determined by the Committee) shall be no greater than the right of an unsecured general creditor of the Corporation.

17. Future Rights

    No person shall have any claim or rights to be granted an award under the Plan, and no participant shall have any rights under the Plan to be retained in the employ of the Corporation.

18. Governing Law

    The validity, construction and effect of the Plan and any actions taken or relating to the Plan shall be determined in accordance with the laws of the State of New Jersey and applicable federal law.

19. Successors and Assigns

    The Plan shall be binding on all successors and assigns of a participant, including, without limitation, the estate of such participant and the executor, administrator or trustee of such estate, or any receiver or trustee in bankruptcy or representative of the participant's creditors.

20. Rights as a Shareholder

    Except as otherwise provided in the award agreement, a participant shall have no rights as a shareholder until he or she becomes the holder of record.